UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 21, 2005

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-892	34-0252680
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.      Entry into a Material Definitive Agreement.

On February 21 and 22, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Goodrich Corporation (the “Company”) and/or the Board approved the following compensation arrangements for the Company’s executive officers, including its named executive officers (as defined in Regulation S-K Item 402(a)(3)).

The Company expects to file its proxy statement for the 2005 Annual Meeting of Shareholders on or about March 7, 2005 (the “2005 Proxy Statement”). The 2005 Proxy Statement will include additional information with respect to the compensation arrangements for executive officers of the Company.

Approval of Payout of 2004 Awards Under the Senior Executive Management Incentive Plan (“SEMIP”) and the Management Incentive Program (“MIP”)

On February 21, 2005, the Committee approved the calculation of performance measures and the payout of 2004 awards under the SEMIP and the MIP, as applicable, for the executive officers other than Marshall O. Larsen, and recommended that the Board approve the payout of a 2004 award under the SEMIP for Mr. Larsen. The Board of Directors approved the recommended award for Mr. Larsen on February 22, 2005.

Performance measures under the SEMIP and the MIP for 2004 were (a) company earnings before interest and taxes, adjusted for special items (“Adjusted EBIT”); (b) company free cash flow, which measures operating cash flow adjusted for cash payments related to special items, less capital expenditures (“Free Cash Flow”); and (c) individual and team goals. The term “special items” includes merger-related and consolidation costs, certain gains and losses on the sale of businesses, results of discontinued operations, cumulative effect of change in accounting, asset impairment charges and other restructuring costs. Payouts relating to individual and team goals were made only if threshold performance was achieved on at least one financial performance measure. The SEMIP and the MIP place various weightings on these measures depending upon a participant’s role in the Company and his or her scope of responsibility.

In calculating Adjusted EBIT for 2004, the Committee excluded the effect of certain unusual charges that were not included in the Company’s 2004 Plan. This resulted in a significant increase in the payout for this performance measure over the payout for this performance measure determined in accordance with the terms of the SEMIP and the MIP.

A participant’s annual cash incentive compensation target under the SEMIP and the MIP is expressed as a percentage of his or her salary, with the percentages of salary increasing with the level of the job. Incentive payments can range from 0% to 200% of target, based on the level of performance against the financial performance measures and individual and team goals.

Awards under the SEMIP for the named executive officers for 2004 were as follows:

SEMIP
Name	2004 Award ($)
Marshall O. Larsen	1,625,000
Terrence G. Linnert.	543,400
Ulrich Schmidt	557,700
John J. Grisik	537,680
John J. Carmola	468,975

Approval of Participation in and 2005 Performance Measures for the SEMIP and the MIP

On February 21, 2005, the Committee approved the participation by the executive officers in the SEMIP or the MIP, as applicable, for 2005. In addition, the Committee approved the 2005 performance measures and related threshold, target and maximum performance levels for the SEMIP and the MIP. The performance measures for the executive officers for 2005 are (a) Adjusted EBIT, (b) Free Cash Flow and (c) individual and team goals. The SEMIP and the MIP place various weightings on these measures depending upon a participant’s role in the Company and his or her scope of responsibility.

Establishment of Adjusted Return on Invested Capital Performance Threshold for Restricted Stock Unit Awards

On February 21, 2005, the Committee established a performance threshold for any 2006 restricted stock unit awards to the Company's senior and middle management groups. The performance threshold is based upon Adjusted ROIC, defined as net income excluding special items, divided by the average invested capital. If the Company does not achieve a 2005 Adjusted ROIC performance at or above the threshold level, restricted stock units will not be issued in January 2006 to the Company’s senior and middle management groups.

Establishment of Performance Measures for the 2005 – 2007 Performance Units

On February 21, 2005, the Committee approved the performance measures and related threshold, target and maximum performance levels for the 2005 – 2007 performance units that were awarded effective January 3, 2005. The two equally weighted performance measures for the performance units are Relative Total Shareholder Return, which measures Company stock performance against a peer group of aerospace companies, and Adjusted ROIC, in each case measured over the three-year performance cycle.

Restricted Stock Unit Award for Ulrich Schmidt

On February 21, 2005, the Committee approved an award of 15,000 restricted stock units (“RSUs”) to Ulrich Schmidt pursuant to the Goodrich Corporation 2001 Stock Option Plan (the “Plan”). The RSUs are subject to the terms of the Plan and will fully vest on February 21, 2008, subject to forfeiture in the event of termination of employment for reasons other than retirement, disability or death. The RSUs provide for accelerated vesting upon a Change in Control (as defined in the Plan), and for accelerated or continued vesting upon death or disability. The RSUs provide for accelerated or continued vesting upon termination of employment at retirement age only upon approval by the Committee based upon the recommendation of the Company’s Chairman and Chief Executive Officer. Upon vesting, Mr. Schmidt will be entitled to receive one share of Company common stock for each RSU held by him. Cash dividend equivalents will be paid to Mr. Schmidt with respect to the RSUs each quarter.

Agreement with New Senior Vice President, Human Resources

On February 22, 2005, the Board elected Jennifer Pollino to the position of Senior Vice President, Human Resources. In connection with her election, the Board authorized the Company to enter into a Management Continuity Agreement with Ms. Pollino in the form filed as Exhibit 10(Z) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Agreement provides for a two-year period of employment commencing upon a change in control (as defined in the Agreement) in the same position and with the same responsibilities and authorities that Ms. Pollino possesses immediately prior to a change in control and generally with the same benefits and level of compensation, including average annual increases. If the Company or its successor terminates her employment during that two-year period for reasons other than “cause” or she voluntarily terminates her employment for a “good reason” (in each case as defined in the Agreement), Ms. Pollino would be entitled to the equivalent of three years of additional compensation and benefits (including excise tax gross-up) calculated in accordance with the Agreement.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: February 25, 2005	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner
Assistant Secretary

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